Exhibit 99.1

Progyny, Inc. Announces First Quarter 2024 Results
Early Sales Activity and New Partnerships Provide Strong Start to Selling Season, Affirming Continued Demand for Fertility and Family Building Solutions

NEW YORK, May 9, 2024 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a transformative fertility, family building and women's health benefits solution, today announced its financial results for the three-month period ended March 31, 2024 (“the first quarter of 2024”) as compared to the three-month period ended March 31, 2023 (“the first quarter of 2023” or “the prior year period”).

“Utilization through the end of February was consistent with the record engagement we saw a year ago. However, March was modestly below our expectations, coinciding with the national conversations concerning fertility treatments and access to maternal healthcare following the Alabama Supreme Court ruling. This, in combination with the previously-disclosed unfavorable treatment mix shift that we experienced for a limited period of time earlier in the first quarter, lowered our first quarter revenue growth rate,” said Pete Anevski, Chief Executive Officer of Progyny. “As the second quarter begins, utilization has persisted at a level that is higher than where it was in 2022, but remains below the record level from 2023, while mix has continued to be consistent with historical patterns. Accordingly, we expect an acceleration in revenue growth over the remainder of 2024.”

“While it is early in the selling season, our active pipeline and sales activity are favorable as compared to a year ago, with a healthy number of early commitments for 2025 launches,” continued Anevski. “Even though Progyny is the market leader with 6.7 million lives in 2024, this is just a fraction of the more than 105 million lives in our target market. During the quarter, we have also continued to advance agreements to expand our distribution reach through new strategic partnerships, including health plans, further validating our position as the provider of choice for fertility and family building solutions.”

“Our first quarter results reflect meaningful increases in gross profit, Adjusted EBITDA and operating cash flow, and we returned value to our shareholders through the purchase of more than 720,000 shares in the first quarter under the buyback program that began at the end of February,” said Mark Livingston, Progyny’s Chief Financial Officer.

First Quarter 2024 Highlights:

(unaudited; in thousands, except per share amounts)	1Q 2024	1Q 2023
Revenue	$278,078	$258,394

Gross Profit	$62,406	$58,640
Gross Margin	22.4%	22.7%
Net Income	$16,898	$17,678

Net Income per Diluted Share[1]	$0.17	$0.18

Adjusted Earnings Per Diluted Share[2]	$0.39	$0.34

Adjusted EBITDA[2]	$50,291	$46,360
Adjusted EBITDA Margin[2]	18.1%	17.9%

1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase plan.
2.Adjusted earnings per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted earnings per diluted share to earnings per share, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
Revenue was $278.1 million, a 7.6% increase as compared to the $258.4 million reported in the first quarter of 2023, primarily as a result of the increase in our number of clients and covered lives.
•Fertility benefit services revenue was $169.8 million, an 8.0% increase from the $157.1 million reported in the first quarter of 2023.
•Pharmacy benefit services revenue was $108.3 million, a 7.0% increase as compared to the $101.2 million reported in the first quarter of 2023.

Gross profit was $62.4 million, an increase of 6% from the $58.6 million reported in the first quarter of 2023, primarily due to the higher revenue. Gross margin was 22.4%, as compared to the 22.7% reported in the prior year period.

Net income was $16.9 million, or $0.17 income per diluted share, as compared to the $17.7 million, or $0.18 income per diluted share, reported in the first quarter of 2023. The lower net income was due primarily to a provision for income taxes in the current period, as compared to an income tax benefit in the prior year period.

Adjusted EBITDA was $50.3 million, an increase of 8% as compared to the $46.4 million reported in the first quarter of 2023, reflecting the higher gross profit and operating efficiencies realized on our higher revenues. Adjusted EBITDA margin was 18.1%, a slight increase from the 17.9% Adjusted EBITDA margin in the first quarter of 2023.

Please refer to Annex A for a reconciliation of Adjusted EBITDA to net income.

Cash Flow
Net cash provided by operating activities in the first quarter of 2024 was $25.7 million, compared to net cash provided by operating activities of $21.0 million in the prior year period. The higher cash flow as compared to the prior year period was primarily due to higher profitability as well as the impact of timing on certain working capital items.

Balance Sheet and Financial Position
As of March 31, 2024, the Company had total working capital of approximately $475.6 million and no debt. This included cash and cash equivalents and marketable securities of $371.8 million, an increase of $0.7 million from the balances as of December 31, 2023.

On February 29, 2024, the Company announced that its Board of Directors had approved a share repurchase program to repurchase up to $100 million of its common stock. During the first quarter of 2024, the Company purchased 723,577 shares for $26.4 million through the program. To date, the Company has purchased approximately 2 million shares in the program, and $32 million remains available under the existing authorization.

Key Metrics
The Company had 451 clients as of March 31, 2024, as compared to 379 clients as of March 31, 2023.

	Three Months Ended March 31,
	2024	2023
ART Cycles*	14,802	13,171
Utilization – All Members**	0.53%	0.54%
Utilization – Female Only**	0.46%	0.48%
Average Members***	6,350,000	5,335,000

* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
** Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.
***Includes approximately 300,000 members from a single client who are not reflected in utilization as a result of the client's chosen benefit design.

Financial Outlook
As previously disclosed, a number of clients are scheduled to launch over the coming months. Once all new clients are live in 2024, the Company continues to anticipate having more than 460 clients, representing an estimated 6.7 million covered lives by year end.

“Since becoming a public company, our guidance has always been based on the utilization we are currently seeing, which informed our previous view of 2024. As utilization is now slightly lower than the record levels we saw in 2023, we are revising our guidance for the year,” said Mr. Anevski.

The Company is providing the following financial guidance for the full year ending December 31, 2024 and the three-month period ending June 30, 2024:

•Full Year 2024 Outlook:
oRevenue is now projected to be $1,230 million to $1,270 million, reflecting growth of 13% to 17%
oNet income is projected to be $68.4 million to $75.4 million, or $0.68 to $0.75 per diluted share, on the basis of approximately 100 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $216.0 million to $226.0 million
oAdjusted earnings per diluted share1 is projected to be $1.61 to $1.68

•Second Quarter of 2024 Outlook:
o.Revenue is projected to be $300.0 million to $310.0 million, reflecting growth of 7% to 11%
o.Net income is projected to be $15.7 million to $17.8 million, or $0.16 to $0.18 per diluted share, on the basis of approximately 99 million assumed weighted-average fully diluted-shares outstanding
o.Adjusted EBITDA1 is projected to be $52.0 million to $55.0 million
o.Adjusted earnings per diluted share1 is projected to be $0.39 to $0.41

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, May 9, 2024, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until May 16, 2024 at 5:00 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a transformative fertility, family building and women's health benefits solution, trusted by the nation's leading employers, health plans and benefit purchasers. We envision a world where everyone can realize their dreams of family and ideal health. Our outcomes prove that comprehensive, inclusive and intentionally designed solutions simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with concierge support, coaching, education, and digital tools; provides access to a premier network of fertility and women's health specialists who use the latest science and technologies; drives optimal clinical outcomes; and reduces healthcare costs.

Headquartered in New York City, Progyny has been recognized for its leadership and growth by CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Forbes' Best Employers, Financial Times, INC. 5000, INC. Power Partners and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the second quarter and full year 2024, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2024; our expected utilization rates and mix; the demand for our solutions; our expectations for our selling season for 2025 launches; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; risks related to the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak, the spread of new variants, government actions and restrictive measures implemented in response, delays and cancellations of fertility procedures and other impacts to the business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability in the future; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the level or the mix of utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the medical landscape, regulations, client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; our ability to maintain our Company culture; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain or any disruption of our pharmacy distribution network or their supply chain; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to potential sales to government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, partnerships, or alliances; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a significant portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting and the increased costs of operating as a public company; and our ability to adapt and respond to the changing SEC expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports that we file with the SEC which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including other income, net and interest income, net; (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; other income, net; interest income, net; and (benefit) provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2024 divided by incremental revenue in 2024. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Selena Yang
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$114,959	$97,296
Marketable securities	256,872	273,791
Accounts receivable, net of $50,054 and $46,636 of allowances at March 31, 2024 and December 31, 2023, respectively	297,209	241,869
Prepaid expenses and other current assets	12,472	27,451
Total current assets	681,512	640,407
Property and equipment, net	10,234	10,213
Operating lease right-of-use assets	17,181	17,605
Goodwill	11,880	11,880
Deferred tax assets	70,269	73,120
Other noncurrent assets	3,228	3,395
Total assets	$794,304	$756,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,171	$125,426
Accrued expenses and other current liabilities	75,748	60,524
Total current liabilities	205,919	185,950
Operating lease noncurrent liabilities	16,781	17,241
Total liabilities	222,700	203,191
Commitments and Contingencies (Note 6)
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 96,839,393 and 96,348,522 shares issued; 96,115,816 and 96,348,522 shares outstanding at March 31, 2024 and December 31, 2023, respectively	9	9
Additional paid-in capital	489,343	461,639
Treasury stock, at cost, $0.0001 par value; 1,339,557 and 615,980 shares at March 31, 2024 and December 31, 2023, respectively	(27,367)	(1,009)
Accumulated earnings	106,869	89,971
Accumulated other comprehensive income	2,750	2,819
Total stockholders’ equity	571,604	553,429
Total liabilities and stockholders’ equity	$794,304	$756,620

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$278,078	$258,394
Cost of services	215,672	199,754
Gross profit	62,406	58,640
Operating expenses:
Sales and marketing	15,454	14,282
General and administrative	28,429	29,347
Total operating expenses	43,883	43,629
Income from operations	18,523	15,011
Other income, net:
Other income, net	3,360	498
Interest income, net	632	822
Total other income, net	3,992	1,320
Income before income taxes	22,515	16,331
Provision (benefit) for income taxes	5,617	(1,347)
Net income	$16,898	$17,678
Net income per share:
Basic	$0.18	$0.19
Diluted	$0.17	$0.18
Weighted-average shares used in computing net income per share:
Basic	96,484,657	93,832,873
Diluted	101,052,933	100,166,008

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$16,898	$17,678
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	2,877	(1,347)
Non-cash interest income	(190)	—
Depreciation and amortization	716	541
Stock-based compensation expense	31,052	30,808
Bad debt expense	4,772	5,244
Realized gains on sale of marketable securities	(3,395)	(502)
Foreign currency exchange rate loss	35	—
Changes in operating assets and liabilities:
Accounts receivable	(60,118)	(78,422)
Prepaid expenses and other current assets	15,169	(1,456)
Accounts payable	4,790	36,445
Accrued expenses and other current liabilities	12,995	11,751
Other noncurrent assets and liabilities	131	221
Net cash provided by operating activities	25,732	20,961

INVESTING ACTIVITIES
Purchase of property and equipment, net	(850)	(1,251)
Purchase of marketable securities	(110,806)	(23,435)
Sale of marketable securities	131,000	40,813
Net cash provided by investing activities	19,344	16,127

FINANCING ACTIVITIES
Repurchase of common stock	(23,764)	—
Proceeds from exercise of stock options	962	1,675
Payment of employee taxes related to equity awards	(4,959)	(3,815)
Proceeds from contributions to employee stock purchase plan	350	294
Net cash used in financing activities	(27,411)	(1,846)
Effect of exchange rate changes on cash and cash equivalents	(2)	—
Net increase in cash and cash equivalents	17,663	35,242
Cash and cash equivalents, beginning of period	97,296	120,078
Cash and cash equivalents, end of period	$114,959	$155,320

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$(362)	$(20)
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$155	$201

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except share and per share amounts)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended
	March 31, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$215,672	$(9,033)	$206,639
Gross profit	$62,406	$9,033	$71,439
Sales and marketing	$15,454	$(7,503)	$7,951
General and administrative	$28,429	$(14,516)	$13,913

Expressed as a Percentage of Revenue
Gross margin	22.4%	3.2%	25.7%
Sales and marketing	5.6%	(2.7)%	2.9%
General and administrative	10.2%	(5.2)%	5.0%

	Three Months Ended
	March 31, 2023
	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$199,754	$(8,214)	$191,540
Gross profit	$58,640	$8,214	$66,854
Sales and marketing	$14,282	$(6,568)	$7,714
General and administrative	$29,347	$(16,026)	$13,321

Expressed as a Percentage of Revenue
Gross margin	22.7%	3.2%	25.9%
Sales and marketing	5.5%	(2.5)%	3.0%
General and administrative	11.4%	(6.2)%	5.2%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

Three Months Ended
March 31, 2024

Net Income	$16,898
Add:
Stock-based compensation	31,052
Income tax effect of non-GAAP adjustment	(8,817)
Adjusted Net income	$39,133

Diluted Shares	101,052,933
Adjusted Earnings Per Diluted Share	$0.39

Three Months Ended
March 31, 2023

Net Income	$17,678
Add:
Stock-based compensation	30,808
Income tax effect of non-GAAP adjustment	(13,942)
Adjusted Net income	$34,544

Diluted Shares	100,166,008
Adjusted Earnings Per Diluted Share	$0.34

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended
	March 31,
	2024	2023

Net income	$16,898	$17,678
Add:
Depreciation and amortization	716	$541
Stock‑based compensation expense	31,052	$30,808
Other income, net	(3,360)	$(498)
Interest income, net	(632)	$(822)
Provision (benefit) for income taxes	5,617	$(1,347)
Adjusted EBITDA	$50,291	$46,360

Revenue	$278,078	$258,394

Incremental revenue vs. 2023	19,684

Incremental Adjusted EBITDA vs. 2023	3,931

Adjusted EBITDA Margin on Incremental revenue	20.0%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending June 30, 2024 and Year Ending December 31, 2024

	Three Months Ending June 30, 2024		Year Ending December 31, 2024
(in thousands)	Low	High	Low	High

Revenue	$300,000	$310,000	$1,230,000	$1,270,000
Net Income	$15,700	$17,800	$68,400	$75,400
Add:
Depreciation and amortization	700	700	3,000	3,000
Stock-based compensation expense	32,000	32,000	131,000	131,000
Other income, net	(3,000)	(3,000)	(14,000)	(14,000)
Provision for income taxes	6,600	7,500	27,600	30,600
Adjusted EBITDA*	$52,000	$55,000	$216,000	$226,000

	Three Months Ending June 30, 2024		Year Ending December 31, 2024
	Low	High	Low	High

Net Income	$15,700	$17,800	$68,400	$75,400
Add:
Stock-based compensation	32,000	32,000	131,000	131,000
Income tax effect of non-GAAP adjustment	(9,500)	(9,500)	(38,100)	(38,100)
Adjusted Net income*	$38,200	$40,300	$161,300	$168,300

Diluted Shares	99,000,000	99,000,000	100,000,000	100,000,000
Adjusted Earnings Per Diluted Share	$0.39	$0.41	$1.61	$1.68

* All of the numbers in the table above reflect our future outlook as of the date hereof.  Net income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.